UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 27, 2010

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000		77007
Houston, Texas		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2010, the Board of Directors of Kirby Corporation (the “Company”) amended the Bylaws of the Company, effective on that date.  The advance notice provisions in Article II, Sections 11 and 12 were amended for the primary purpose of requiring the proponent of a director nomination or other proposal to disclose all of its direct and indirect interests in the Company, including through derivatives or other similar instruments, as well as additional information about any director nominee or other proposal.  Article III, Sections 14, 15 and 16 were amended to clarify the role of an Advisory Director.  Article V, Sections 2 and 9 were amended to permit the Board of Directors to designate either the Chairman of the Board or the President as the chief executive officer of the Company.

The foregoing summary of the Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the amended Bylaws which are attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on April 27, 2010, at which the stockholders voted on the following matters:

1.           C. Sean Day, William M. Lamont, Jr. and C. Berdon Lawrence were elected Class III directors of the Company to serve until the 2013 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
C. Sean Day	45,275,481	1,271,361	24,114	3,200,142
William M. Lamont, Jr.	45,524,406	1,022,423	24,127	3,200,142
C. Berdon Lawrence	45,574,390	972,490	24,076	3,200,142

2.           The material terms of the performance objectives under the Company’s 2005 Stock and Incentive Plan were reapproved by the following vote:

For	47,845,897
Against	1,851,572
Abstain	73,629

3.           The Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for 2010 was ratified by the following vote:

For	49,392,895
Against	349,582
Abstain	28,621

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

3.1	Kirby Corporation Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRBY CORPORATION
(Registrant)

By:	/s/ David W. Grzebinski
David W. Grzebinski
Executive Vice President
and Chief Financial Officer

Dated:  April 30, 2010

EXHIBIT INDEX

Exhibit 3.1  Kirby Corporation Bylaws